Parkway Reports Third Quarter 2014 Results

ORLANDO, Fla., Oct. 30, 2014 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2014.

Highlights for Third Quarter 2014 and recent events

  Third quarter FFO of $0.37 per diluted share and Recurring FFO of $0.39 per diluted share
  Increased 2014 reported and recurring FFO guidance to ranges of $1.36 to $1.40 per diluted share and $1.44 to $1.48 per diluted share, respectively
  Leased a total of 978,000 square feet at $32.27 per square foot, representing the highest quarterly leasing rate in Parkway's history
  Executed 771,000 square feet of renewal leasing at $32.46 per square foot, representing a retention ratio of 85.0% and a positive cash renewal spread of 15.2%
  Reached agreement to acquire Corporate Center I, II and III at International Plaza in the Westshore submarket of Tampa and One Buckhead Plaza in the Buckhead submarket of Atlanta

"We continued to achieve positive leasing momentum at increased rental rates during the third quarter," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Total leasing for the quarter was approximately one million square feet, signed at an average rate representing an approximately 25% year-over-year increase. We executed three strategic lease renewals that we believe will help stabilize the portfolio and enable us to realize considerable mark-to-market gains. In addition, our pending acquisitions of both One Buckhead Plaza in Atlanta and Corporate Center I, II and III at International Plaza in Tampa reinforces our commitment to continue to upgrade the portfolio with value-add opportunities at an attractive cost basis. Finally, we issued common stock to partially fund our Corporate Center acquisition and remain committed to a conservative, low-leverage balance sheet."

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For the third quarter 2014, funds from operations ("FFO") was $39.2 million, or $0.37 per diluted share for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Reported FFO during the third quarter 2014 includes the negative net impact of one-time items totaling $1.5 million, or $0.01 per diluted share, including $1.1 million in transition costs primarily related to the fourth-quarter 2013 merger with Thomas Properties Group, Inc. Recurring FFO was $40.8 million, or $0.39 per diluted share for the Parkway Portfolio, and funds available for distribution ("FAD") was $12.0 million, or $0.11 per diluted share for the Parkway Portfolio.

A reconciliation of FFO, recurring FFO and FAD to net income (loss) is included on page 13. Net income (loss), FFO, recurring FFO, and FAD for the three months ended September 30, 2014 and year-to-date, as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)
	Three Months Ended September 30				Nine Months Ended September 30
	2014		2013		2014		2013
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net Income (Loss) – Common Stockholders	$(485)	$(0.00)	$(2,306)	$(0.03)	$515	$0.01	$(21,131)	$(0.33)
Funds From Operations	$39,231	$0.37	$16,576	$0.24	$108,437	$1.04	$48,820	$0.75
Realignment Costs	$1,091	$0.01	$3,635	$0.05	$5,135	$0.05	$4,095	$0.07
Acquisition Costs	$1,129	$0.01	$1,130	$0.02	$2,263	$0.02	$2,775	$0.04
Preferred Stock Redemption	$-	$-	$-	$-	$-	$-	$6,604	$0.10
Other Non-Recurring Items	$(675)	$-	$(856)	$(0.01)	$(528)	$-	$(1,109)	$(0.01)
Recurring Funds From Operations	$40,776	$0.39	$20,485	$0.30	$115,307	$1.11	$61,185	$0.95
Funds Available for Distribution	$12,015	$0.11	$13,420	$0.20	$57,267	$0.55	$44,893	$0.69
Wtd. Avg. Diluted Shares/Units	105,525		68,640		104,217		64,734

Operational Results

Occupancy at the end of the third quarter 2014 was 89.1%, compared to 89.2% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the third quarter 2014 was 91.0%, compared to 91.3% at the end of the prior quarter. Excluding the impact of third-quarter acquisition and disposition activity, third-quarter occupancy was 89.9% and the portfolio was 91.8% leased, which represents an increase from the end of the prior quarter of 70 basis points and 50 basis points, respectively.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $34.0 million on a GAAP basis during the third quarter 2014, which was an increase of $1.8 million, or 5.6%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI was $29.7 million, which was a decrease of $468,000, or 1.5%, compared to the same period of the prior year. The year-over-year decline in third quarter 2014 recurring same-store cash NOI is primarily attributable to the recognition of mid-term free rent associated with Blue Cross and Blue Shield of Georgia, Inc.'s existing lease at 3350 Peachtree (formerly, Capital City Plaza) in Atlanta, Georgia.

Portfolio GAAP NOI margin was 60.0% at Parkway's share during the third quarter 2014, compared to 59.1% during the same period of the prior year.

Leasing Activity

During the third quarter 2014, Parkway signed a total of 978,000 square feet of leases at an average rent per square foot of $32.27, which was an increase of $2.19 per square foot, or 7.3%, compared to the prior quarter. Total leasing for the quarter was signed at an average cost of $6.98 per square foot per year.

New & Expansion Leasing – During the third quarter 2014, Parkway signed 151,000 square feet of new leases at an average rent per square foot of $31.21 and at an average cost of $7.94 per square foot per year.

Included in this leasing activity was 77,000 square feet of new leases at assets acquired within the last 12 months at an average rent per square foot of $38.15. One of these new leases is a 32,000 square foot lease with WeWork Companies Inc. at One American Center in Austin, Texas that expires on January 31, 2030. A portion of the WeWork space includes a collaborative workspace on the ground floor of the property, which will significantly upgrade the One American Center lobby. Because of the strategic importance of this lease and associated lobby improvements, Parkway committed capital in the amount of $10.58 per square foot per year. Excluding this lease, total capital on all new leasing during the third quarter 2014 would have been $6.20 per square foot per year. One American Center was 98.6% leased as of October 1, 2014, compared to 77.4% occupied when the asset was acquired on December 19, 2013.

Expansion leases during the quarter totaled 56,000 square feet at an average rent per square foot of $32.48 and at an average cost of $8.50 per square foot per year.

Renewal Leasing – Customer retention during the third quarter 2014 was 85.0%. The Company signed 771,000 square feet of renewal leases at an average rent per square foot of $32.46, representing a 15.2% rate increase from the expiring rate. The average cost of renewal leases was $6.65 per square foot per year.

During the quarter, Parkway signed three significant strategic renewal leases totaling 605,000 square feet.

Nabors Industries signed a 225,000 square foot 10-year renewal lease at One Commerce Green in Houston, Texas that stabilizes 66% of the building through September 30, 2025. Additionally, BMC Software, Inc. signed a 216,000 square foot renewal lease at CityWestPlace in Houston, Texas, that expires on June 30, 2026. This five-year extension creates a positive renewal spread of 41.8% from the expiring rate beginning in July 1, 2021, following BMC's original expiration date. As part of the agreement, BMC agreed to contract by 303,000 square feet on January 31, 2016. Parkway believes there is considerable embedded growth to be realized when this space is vacated.

Given the long-term strategic benefit of these two renewals, the average capital committed in connection with these two renewals was $7.97 per square foot per year. Excluding these two renewals, the average cost associated with renewal leases in the third quarter 2014 would have been $2.33 per square foot per year.

Lastly, on September 29, 2014, JPMorgan Chase Bank N.A. signed a 164,000 square foot, 24-month renewal lease at Deerwood South in Jacksonville, Florida that expires on June 17, 2017. The three renewal leases of Nabors, BMC, and JP Morgan represent a 20.4% weighted average rate increase from the expiring rate.

Significant operational and leasing statistics for the quarter as compared to prior quarters is as follows:

	For the Three Months Ended
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13
Ending Occupancy	89.1%	89.2%	88.5%	88.9%	89.2%
Customer Retention	85.0%	76.9%	80.5%	76.7%	59.4%
Square Footage of Total Leases Signed (in thousands)	978	811	538	572	759
Average Revenue Per Square Foot of Total Leases Signed	$32.27	$30.08	$27.41	$23.32	$25.87
Average Cost Per Square Foot Per Year of Total Leases Signed	$6.98	$4.35	$4.40	$3.53	$5.33

Acquisition and Disposition Activity

On July 3, 2014, Parkway acquired Millenia Park One, a six-story Class A office building totaling 157,000 square feet located in the Millenia submarket of Orlando, Florida. As of October 1, 2014, the property was 78.9% occupied. Parkway's purchase price for Millenia Park One was approximately $25.5 million, or $163 per square foot. The acquisition was funded using available cash and borrowings under the Company's unsecured credit facility.

On July 29, 2014, Parkway acquired a $50.0 million first mortgage note secured by The Forum at West Paces, a 223,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia. The Forum was constructed in 2001 as part of a 17-acre, luxury mixed-use development project. The total purchase price for the note, which was previously under special servicer oversight, was $47.0 million. On August 19, 2014, Parkway took ownership of the asset on a fee simple basis by way of a deed in lieu of foreclosure. As of October 1, 2014, the property was 45.8% occupied.

On September 4, 2014, Parkway sold the Schlumberger Building, a 155,000 square foot office property located in Houston, Texas, for a gross sale price of $17.0 million. During the third quarter, Parkway recognized a gain on sale of the Schlumberger Building of approximately $6.7 million.

On September 19, 2014, Parkway reached an agreement to acquire Corporate Center I, II and III at International Plaza, located in the Westshore submarket of Tampa, Florida. The three Corporate Center assets were constructed between 1999 and 2004 and total approximately 974,000 square feet. The properties had a combined occupancy of 69.7% as of September 19, 2014, which is adjusted to reflect approximately 50,000 square feet of known move-outs over the next 12 months. As part of the same transaction, Parkway agreed to purchase 19 additional office properties located in six states totaling approximately 2.1 million square feet. Parkway's gross purchase price for the entire portfolio was $475.0 million. Parkway expects the closing of the portfolio acquisition to occur during the fourth quarter of 2014, subject to customary closing conditions. Subsequent to the end of the third quarter, Parkway reached an agreement to sell the portfolio of 19 office buildings.

Subsequent Events

On October 5, 2014, Parkway reached an agreement to sell a portfolio of 19 office buildings, which Parkway has agreed to acquire as part of its pending acquisition of Corporate Center I, II and III at International Plaza, for a gross sale price of $237.0 million. As part of the agreement, the prospective buyer posted a $10.0 million earnest money deposit. Parkway expects the closing of the sale of the 19 office portfolio to occur during the fourth quarter of 2014, subject to customary closing conditions, immediately following and subject to the closing of Parkway's acquisition of Corporate Center I, II and III at International Plaza.

On October 29, 2014, Parkway reached an agreement to acquire One Buckhead Plaza, a 462,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia. The 20-story office building, which includes 36,000 square feet of ground floor retail, was 88.6% occupied as of October 29, 2014. Parkway's gross purchase price for the asset is $157.0 million. Parkway expects the closing of the acquisition to occur in the first quarter of 2015, subject to customary closing conditions.

Capital Structure

On September 26, 2014, Parkway completed an underwritten public offering of 10,000,000 shares of its common stock at the public offering price of $18.60. On October 2, 2014, Parkway sold an additional 1,500,000 shares of its common stock at the public offering price of $18.60 pursuant to the exercise of the underwriters' option to purchase additional shares. The net proceeds from the offering, including shares sold pursuant to the underwriters' option to purchase additional shares, after deducting the underwriting discount and offering expenses payable by the Company, were approximately $204.8 million and Parkway expects to use these proceeds to fund its pending acquisition of Corporate Center I, II and III at International Plaza and, if such acquisition is not completed, to repay amounts outstanding from time to time under its senior unsecured revolving credit facility, and/or for general corporate purposes, including to fund other potential acquisitions.

During the three months ended September 30, 2014, Parkway sold 220,100 shares of common stock under its ATM Equity Offering Sales Agreement for net offering proceeds of approximately $4.5 million after deducting commissions. The Company used the net proceeds for general corporate purposes, including repaying amounts outstanding under our unsecured revolving credit facility, and to fund acquisitions and development of office properties.

At September 30, 2014, the Company had no outstanding balance under its unsecured revolving credit facility, $350.0 million outstanding under its unsecured term loans and held $127.9 million in cash and cash equivalents, of which $104.7 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.2 billion at September 30, 2014.

At September 30, 2014, the Company's net debt to EBITDA multiple was 5.9x, using the quarter's annualized EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 6.6x at June 30, 2014, and 7.5x at September 30, 2013. Adjusting for certain nonrecurring realignment costs primarily related to the Company's fourth quarter 2013 merger with Thomas Properties Group, Inc., the Company's net debt to recurring EBITDA multiple was 5.8x, which is within Parkway's stated target range of 5.5x to 6.5x.

Common Dividend

The Company's previously announced third quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on September 24, 2014 to shareholders of record as of September 10, 2014.

2014 Revised Outlook

After considering the Company's year-to-date performance and expected results for the remainder of the year, as well as recently announced investment activity, Parkway is increasing its 2014 FFO outlook to a range of $1.36 to $1.40 per diluted share for the Parkway Portfolio and adjusting its earnings (loss) per diluted share ("EPS") outlook to a range of $(0.06) to $(0.02) for the Parkway Portfolio. Excluding the impact of projected significant one-time items, including (i) realignment costs primarily related to the Company's fourth quarter 2013 merger with Thomas Properties Group, Inc. and subsequent severance expenses, (ii) year-to-date property acquisition costs, (iii) lease termination fees, and (iv) interest expense associated with early extinguishment of debt and redesignation of interest rate swaps, all of which total approximately $8.3 million, the Company's 2014 recurring FFO outlook is being increased to a range of $1.44 to $1.48 per diluted share for the Parkway Portfolio.

The reconciliation of projected EPS to projected FFO and recurring FFO per diluted share is as follows:

Outlook for 2014	Range
Fully diluted EPS	($0.06 - $0.02)
Parkway's share of depreciation and amortization	$1.64 - $1.64
Gain on sale of real estate	($0.22 - $0.22)
Reported FFO per diluted share	$1.36 - $1.40
Nonrecurring items	$0.08 - $0.08
Recurring FFO per diluted share	$1.44 - $1.48

The revised 2014 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the revised 2014 outlook are at Parkway's share and dollars and shares are in thousands.

2014 Core Operating Assumptions	Revised 2014 Outlook	Previous 2014 Outlook
Recurring cash NOI	$205,000 - $ 206,000	$201,000 - $ 206,000
Straight-line rent and amortization of above market rent	$ 37,000 - $ 38,000	$ 33,000 - $ 35,000
Lease termination fee income	$ 900 - $ 900	$ 400 - $ 400
Net income from sale of condominium units	$ 2,200 - $ 2,200	$ 1,300 - $ 1,300
Management fee after-tax net income	$ 6,000 - $ 6,500	$ 3,000 - $ 5,000
General and administrative expense	$ 37,000 - $ 38,000	$ 31,000- $ 32,000
Share based compensation expense included in G&A above	$ 8,500 - $ 9,000	$ 8,500 - $ 9,000
Realignment expenses included in G&A above	$ 5,500 - $ 5,500	$ 4,000 - $ 4,100
Year-to-date acquisition expenses included in G&A above	$ 3,300 - $ 3,300	$ 1,400 - $ 1,500
Mortgage and credit facilities interest expense	$ 66,000- $ 67,000	$ 68,500 - $ 69,500
Nonrecurring interest expense included in interest expense above	$ 376 - $ 376	$ 460 - $ 460
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 37,000 - $ 38,000	$ 33,000 - $ 37,000
Portfolio ending occupancy	88.5% - 89.0%	89.5% - 90.5%
Weighted average annual diluted common shares/units	107,400 – 107,400	104,000 – 104,000

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its third quarter earnings conference call on Friday, October 31, 2014 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through November 14, 2014, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13592357.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 52 office properties located in eight states with an aggregate of approximately 18.5 million square feet of leasable space at October 1, 2014. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 10.6 million square feet for third-party owners at October 1, 2014.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "project", "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to 2014 fully diluted EPS, share of depreciation and amortization, gain on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Ted McHugh
Director of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$2,862,603	$2,548,036
Accumulated depreciation	(296,140)	(231,241)
	2,566,463	2,316,795

Condominium units	12,843	19,900
Mortgage loan receivable	3,438	3,502
Investment in unconsolidated joint ventures	130,511	151,162
	2,713,255	2,491,359

Receivables and other assets:
Rents and fees receivable, net	2,977	2,547
Straight line rents receivable	59,148	44,006
Other receivables	10,384	12,253
Unamortized lease costs	111,716	86,479
Unamortized loan costs	10,880	7,624
Escrows and other deposits	29,788	13,701
Prepaid assets	40,294	5,255
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	1,693	2,021
Deferred tax asset - non-current	1,973	—
Other assets	730	1,048
Land available for sale	250	250
Intangible assets, net	146,158	166,756
Assets held for sale	—	16,260
Management Contracts	7,853	13,764
Cash and cash equivalents	127,857	58,678
Total assets	$3,268,456	$2,925,501

Liabilities
Notes payable to banks	$350,000	$303,000
Mortgage notes payable	1,107,628	1,097,493
Accounts payable and other liabilities:
Corporate payables	5,930	5,486
Deferred tax liability - non-current	—	11
Accrued payroll	3,962	3,081
Fair value of interest rate swaps	8,721	8,429
Interest payable	5,244	5,249
Property payables:
Accrued expenses and accounts payable	32,438	51,572
Accrued property taxes	31,694	16,529
Prepaid rents	14,662	16,923
Deferred revenue	93	654
Security deposits	6,813	4,991
Unamortized below market leases	67,970	75,996
Liabilities related to assets held for sale	—	566
Total liabilities	1,635,155	1,589,980

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 109,577,165 and 87,222,221 shares issued and
outstanding in 2014 and 2013, respectively	110	87
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,815,064	1,428,026
Accumulated other comprehensive loss	(3,304)	(2,179)
Accumulated deficit	(465,173)	(409,338)
Total Parkway Properties, Inc. stockholders' equity	1,346,701	1,016,600
Noncontrolling interests	286,600	318,921
Total equity	1,633,301	1,335,521
Total liabilities and equity	$3,268,456	$2,925,501

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues
Income from office and parking properties	$105,507	$68,855	$303,012	$200,811
Management company income	5,143	4,470	16,572	13,302
Sale of condominium units	5,097	—	10,736	—
Total revenues	115,747	73,325	330,320	214,113

Expenses and other
Property operating expense	41,964	28,130	119,604	80,241
Management company expenses	3,351	5,009	15,364	13,990
Cost of sales - condominium units	4,375	—	8,712	—
Depreciation and amortization	46,481	29,828	131,742	87,604
General and administrative	8,975	9,366	26,139	18,271
Acquisition costs	1,129	1,133	2,263	2,779
Total expenses and other	106,275	73,466	303,824	202,885

Operating income (loss)	9,472	(141)	26,496	11,228

Other income and expenses
Interest and other income	121	434	890	619
Equity in earnings (loss) of unconsolidated joint ventures	191	393	(783)	472
Gain on sale of in-substance real estate	—	—	6,289	—
Gain on sale of real estate	6,664	—	6,664	—
Interest expense	(16,543)	(11,520)	(48,920)	(33,011)

Loss before income taxes	(95)	(10,834)	(9,364)	(20,692)

Income tax benefit (expense)	(164)	839	(762)	1,730

Loss from continuing operations	(259)	(9,995)	(10,126)	(18,962)
Discontinued operations:
Loss from discontinued operations	(289)	(4,863)	(381)	(7,532)
Gain on sale of real estate from discontinued operations	—	11,545	10,463	12,087
Total discontinued operations	(289)	6,682	10,082	4,555

Net loss	(548)	(3,313)	(44)	(14,407)
Net loss attributable to noncontrolling interests - unit holders	51	1	58	3
Net loss attributable to noncontrolling interests - real estate partnerships	12	1,006	501	3,310

Net income (loss) for Parkway Properties, Inc.	(485)	(2,306)	515	(11,094)
Dividends on preferred stock	—	—	—	(3,433)
Dividends on preferred stock redemption	—	—	—	(6,604)
Net income (loss) attributable to common stockholders	$(485)	$(2,306)	$515	$(21,131)

Net income (loss) per common share attributable to Parkway Properties, Inc.
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$—	$(0.13)	$(0.09)	$(0.39)
Discontinued operations	—	0.10	0.10	0.06
Basic net income (loss) attributable to Parkway Properties, Inc.	$—	$(0.03)	$0.01	$(0.33)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$—	$(0.13)	$(0.09)	$(0.39)
Discontinued operations	—	0.10	0.09	0.06
Diluted net loss attributable to Parkway Properties, Inc.	$—	$(0.03)	$—	$(0.33)

Weighted average shares outstanding
Basic	100,016	68,564	98,825	64,689
Diluted	100,016	68,564	104,217	64,689

Amounts attributable to Parkway Properties, Inc. common stockholders
Loss from continuing operations attributable to Parkway Properties, Inc.	$(307)	$(8,722)	$(9,161)	$(25,154)
Discontinued operations	(178)	6,416	9,676	4,023
Net income (loss) attributable to common stockholders	$(485)	$(2,306)	$515	$(21,131)

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME (LOSS) AT PARKWAY'S SHARE
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$(485)	$(2,306)	$515	$(11,094)

Adjustments to net income (loss) for Parkway Properties, Inc.:
Preferred dividends	—	—	—	(3,433)
Dividends on preferred stock redemption	—	—	—	(6,604)
Depreciation and amortization	46,431	24,828	131,396	71,841
Noncontrolling interest - unit holders	(51)	(1)	(58)	(3)
Impairment loss on depreciable real estate	—	5,600	—	10,200
Gain on sale of real estate	(6,664)	—	(12,953)	—
Gain on sale of real estate - discontinued operations	—	(11,545)	(10,463)	(12,087)
Funds from Operations	$39,231	$16,576	$108,437	$48,820

Adjustments to derive recurring FFO:
Non-recurring lease termination fee income	(591)	(856)	(904)	(1,051)
Loss on early extinguishment of debt	—	—	339	572
Acquisition costs	1,129	1,130	2,263	2,775
Non-cash adjustment for interest rate swap	(84)	—	37	(630)
Dividends on preferred stock redemption	—	—	—	6,604
Realignment expenses	1,091	3,635	5,135	4,095
Recurring FFO	$40,776	$20,485	$115,307	$61,185

Funds available for distribution
Funds from operations	$39,231	$16,576	$108,437	$48,820
Add (Deduct):
Straight-line rents	(7,376)	(2,616)	(16,618)	(7,265)
Amortization of above (below) market leases	(3,881)	77	(9,877)	246
Amortization of share-based compensation	2,103	2,001	6,838	3,322
Acquisition costs	1,129	1,130	2,263	2,775
Amortization of loan costs	613	646	2,031	1,647
Non-cash adjustment for interest rate swap	(84)	—	37	(630)
Dividends on preferred stock redemption	—	—	—	6,604
Loss on early extinguishment of debt	—	—	339	572
Amortization of mortgage interest premium (1)	(2,559)	—	(7,252)	—
Recurring capital expenditures: (2)
Building improvements	(2,357)	(719)	(6,597)	(2,930)
Tenant improvements - new leases	(9,287)	(550)	(10,675)	(1,345)
Tenant improvements - renewal leases	(1,202)	(992)	(3,242)	(3,067)
Leasing costs - new leases	(966)	(493)	(2,682)	(753)
Leasing costs - renewal leases	(3,349)	(1,640)	(5,735)	(3,103)
Total recurring capital expenditures	(17,161)	(4,394)	(28,931)	(11,198)
Funds available for distribution	$12,015	$13,420	$57,267	$44,893

Diluted per common share/unit information (**)
FFO per share	$0.37	$0.24	$1.04	$0.75
Recurring FFO per share	$0.39	$0.30	$1.11	$0.95
FAD per share	$0.11	$0.20	$0.55	$0.69
Dividends paid	$0.1875	$0.15	$0.5625	$0.45
Dividend payout ratio for FFO	50.4%	60.0%	54.1%	59.7%
Dividend payout ratio for recurring FFO	48.5%	50.0%	50.8%	47.6%
Dividend payout ratio for FAD	164.7%	75.0%	102.3%	64.9%

Other supplemental information
Recurring capital expenditures	$17,161	$4,394	$28,931	$11,198
Upgrades on acquisitions	13,911	7,325	32,352	15,169
Total real estate improvements and leasing costs (2)	$31,072	$11,719	$61,283	$26,367

**Information for diluted computations:
Basic common shares/units outstanding	105,216	68,565	104,025	64,691
Dilutive effect of other share equivalents	309	75	192	43
Diluted weighted average shares/units outstanding	105,525	68,640	104,217	64,734

(1) Amortization of mortgage interest premium was immaterial for the three months ended March 31, 2014. However, it is included in the nine months ended September 30, 2014.
(2) Development costs related to Hayden Ferry III are not included in these amounts. See Schedule of Development Activity.

PARKWAY PROPERTIES, INC.
EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Net income (loss) for Parkway Properties, Inc.	$(485)	$(9,845)	$10,845	$(8,557)	$(2,306)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	16,407	16,531	14,738	9,399	8,143
Amortization of financing costs	613	1,108	574	547	646
Non-cash adjustment for interest rate swap	(84)	121	—	—	—
Loss on early extinguishment of debt	—	339	—	645	—
Acquisition costs	1,129	489	645	10,347	1,130
Depreciation and amortization	46,431	44,595	40,370	26,047	24,828
Amortization of share-based compensation	2,103	2,247	2,489	2,408	2,001
Gain on sale of real estate and other assets	(6,664)	—	(16,752)	(6,122)	(11,545)
Non-cash losses	—	—	—	—	5,600
Tax expense (benefit)	164	257	341	326	(839)
EBITDA	$59,614	$55,842	$53,250	$35,040	$27,658

Interest coverage ratio	3.6	3.4	3.6	3.7	3.4

Fixed charge coverage ratio	3.2	2.9	3.1	3.2	2.8

Capitalization information
Mortgage notes payable at Parkway's share	$1,157,129	$1,159,252	$1,141,546	$1,102,295	$492,336
Notes payable to banks	350,000	377,000	245,000	303,000	391,000
Parkway's share of total debt	1,507,129	1,536,252	1,386,546	1,405,295	883,336
Less: Parkway's share of cash	(104,661)	(57,444)	(128,711)	(39,354)	(24,585)
Parkway's share of net debt	1,402,468	1,478,808	1,257,835	1,365,941	858,751

Shares of common stock and operating units outstanding	114,777	104,469	104,275	92,336	68,628
Stock price per share at period end	$18.78	$20.65	$18.25	$19.29	$17.77
Market value of common equity	$2,155,512	$2,157,285	$1,903,019	$1,781,161	$1,219,520
Total market capitalization (including net debt)	$3,557,980	$3,636,093	$3,160,854	$3,147,102	$2,078,271
Net debt as a percentage of market capitalization	39.4%	40.7%	39.8%	43.4%	41.3%

EBITDA - annualized	$238,456	$223,368	$212,999	$140,160	$110,632
Adjustment to annualized investment activities (1)	1,015	787	1,813	62,834	4,105
EBITDA - adjusted annualized	$239,471	$224,155	$214,812	$202,994	$114,737
Net debt to EBITDA multiple	5.9	6.6	5.9	6.7	7.5

EBITDA	$59,614	$55,842	$53,250	$35,040	$27,658
Realignment expenses	1,091	1,870	2,174	850	3,635
Recurring EBITDA (2)	60,705	57,712	55,424	35,890	31,293
Recurring EBITDA - annualized	242,820	230,848	221,695	143,560	125,172
Adjustment to annualized investment activities (1)	1,015	787	1,813	62,834	4,105
Recurring EBITDA - adjusted annualized	$243,835	$231,635	$223,508	$206,394	$129,277
Net debt to recurring EBITDA multiple	5.8	6.4	5.6	6.6	6.6

(1) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.
(2) Recurring EBITDA is adjusted to reflect the impact of realignment expenses.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(In thousands, except number of properties data)

				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2014	2013	2014	2013

Same-store properties:
Wholly owned	9,085	29	47.7%	$30,333	$29,305	88.2%	86.5%
Fund II	2,476	7	18.3%	11,624	10,916	94.6%	94.9%
Total same-store properties	11,561	36	66.0%	$41,957	$40,221	89.6%	88.3%
Net operating income from all
office and parking properties	18,546	52	100.0%	$63,543	$40,725

(1) Percentage of portfolio based on net operating income for the three months ended September 30, 2014.

The following table is a reconciliation of net income (loss) to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended		Nine Months Ended
				September 30,		September 30,
				2014	2013	2014	2013

Net income (loss) for Parkway Properties, Inc.				$(485)	$(2,306)	$515	$(11,094)
Add (deduct):
Interest expense				16,543	11,520	48,920	33,011
Depreciation and amortization				46,481	29,828	131,742	87,604
Management company expenses				3,351	5,009	15,364	13,990
Income tax expense (benefit)				164	(839)	762	(1,730)
General and administrative expenses				8,975	9,366	26,139	18,271
Acquisition costs				1,129	1,133	2,263	2,779
Equity in loss (earnings) of unconsolidated joint ventures				(191)	(393)	783	(472)
Sale of condominium units				(5,097)	—	(10,736)	—
Cost of sales - condominium units				4,375	—	8,712	—
Net loss attributable to noncontrolling interests				(63)	(1,007)	(559)	(3,313)
Loss from discontinued operations				289	4,863	381	7,532
Gain on sale of real estate				(6,664)	—	(6,664)	—
Gain on sale of in-substance real estate				—	—	(6,289)	—
Gain on sale of real estate from discontinued operations				—	(11,545)	(10,463)	(12,087)
Management company income				(5,143)	(4,470)	(16,572)	(13,302)
Interest and other income				(121)	(434)	(890)	(619)
Net operating income from consolidated office and parking properties				63,543	40,725	183,408	120,570
Less: Net operating income from non same-store properties				(21,586)	(504)	(61,951)	(3,463)
Same-store net operating income (SSNOI)				41,957	40,221	121,457	117,107
Less: non-recurring lease termination fee income				(260)	(857)	(348)	(1,178)
Recurring SSNOI				$41,697	$39,364	$121,109	$115,929

Parkway's share of SSNOI				$34,305	$33,090	$97,147	$93,919

Parkway's share of recurring SSNOI				$34,047	$32,235	$96,805	$92,849

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(In thousands)

	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$51,349	$50,562	$787	1.6%	$51,349	$50,562	$787	1.6%
Fund II	18,404	17,534	870	5.0%	4,917	4,663	254	5.4%
Unconsolidated joint ventures	—	—	—	—%	840	871	(31)	(3.6)%
Total same-store GAAP revenue	69,753	68,096	1,657	2.4%	57,106	56,096	1,010	1.8%
Expenses
Wholly-owned properties	21,016	21,257	(241)	(1.1)%	21,016	21,257	(241)	(1.1)%
Fund II	6,780	6,618	162	2.4%	1,785	1,749	36	2.1%
Unconsolidated joint ventures	—	—	—	—%	—	—	—	—%
Total same-store GAAP expenses	27,796	27,875	(79)	(0.3)%	22,801	23,006	(205)	(0.9)%
NOI - GAAP	$41,957	$40,221	$1,736	4.3%	$34,305	$33,090	$1,215	3.7%
Net margin - GAAP	60.2%	59.1%	1.1%		60.1%	59.0%	1.1%

Acquisitions
Revenues
Wholly-owned properties	$35,115	$8	$35,107		$35,115	$8	$35,107
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		11,309	—	11,309
Total acquisitions GAAP revenue	35,115	8	35,107		46,424	8	46,416
Expenses
Wholly-owned properties	14,110	8	14,102		14,110	8	14,102
Fund II	79	2	77		31	1	30
Unconsolidated joint ventures	—	—	—		4,730	—	4,730
Total acquisitions GAAP expenses	14,189	10	14,179		18,871	9	18,862
NOI	$20,926	$(2)	$20,928		$27,553	$(1)	$27,554
Net margin	59.6%	(25.0)%	84.6%		59.4%	(12.5)%	71.9%

Office assets sold
Revenues
Wholly-owned properties	$584	$751	$(167)		$584	$751	$(167)
Fund II	55	—	55		17	—	17
Unconsolidated joint ventures	—	—	—		—	—	—
Total sold properties GAAP revenue	639	751	(112)		601	751	(150)
Expenses
Wholly-owned properties	(37)	245	(282)		(37)	245	(282)
Fund II	16	—	16		4	—	4
Unconsolidated joint ventures	—	—	—		—	—	—
Total sold properties GAAP expenses	(21)	245	(266)		(33)	245	(278)
NOI	$660	$506	$154		$634	$506	$128

Total portfolio
Revenues
Wholly-owned properties	$87,048	$51,321	$35,727		$87,048	$51,321	$35,727
Fund II	18,459	17,534	925		4,934	4,663	271
Unconsolidated joint ventures	—	—	—		12,149	871	11,278
Total revenues	$105,507	$68,855	$36,652		$104,131	$56,855	$47,276

Expenses
Wholly-owned properties	35,089	21,510	13,579		35,089	21,510	13,579
Fund II	6,875	6,620	255		1,820	1,750	70
Unconsolidated joint ventures	—	—	—		4,730	—	4,730
Total expenses	$41,964	$28,130	$13,834		$41,639	$23,260	$18,379

NOI	$63,543	$40,725	$22,818		$62,492	$33,595	$28,897
Net margin	60.2%	59.1%			60.0%	59.1%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(In thousands)

	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$69,753	$68,096	$1,657	2.4%	$57,106	$56,096	$1,010	1.8%
Non-recurring lease termination fee income	(260)	(857)	597	(69.7)%	(258)	(855)	597	(69.8)%
Recurring same-store revenue	69,493	67,239	2,254	3.4%	56,848	55,241	1,607	2.9%
Total same-store expenses	27,796	27,875	(79)	(0.3)% %	22,801	23,006	(205)	(0.9)%
Recurring NOI - GAAP	$41,697	$39,364	$2,333	5.9%	$34,047	$32,235	$1,812	5.6%
Recurring net margin - GAAP	60.0%	58.5%	1.5%		59.9%	58.4%	1.5%

Same-store assets cash NOI:
Total same-store GAAP revenue	$69,753	$68,096	$1,657	2.4%	$57,106	$56,096	$1,010	1.8%
Amortization of above (below) market leases	294	685	(391)	(57.1)%	87	371	(284)	(76.5)%
Straight-line rents	(4,599)	(3,497)	(1,102)	31.5%	(4,386)	(2,390)	(1,996)	83.5%
Total same-store cash revenue	65,448	65,284	164	0.3%	52,807	54,077	(1,270)	(2.3)%
Total same-store expenses	27,796	27,875	(79)	(0.3)%	22,801	23,006	(205)	(0.9)%
NOI - cash	$37,652	$37,409	$243	0.6%	$30,006	$31,071	$(1,065)	(3.4)%
Net margin - cash	57.5%	57.3%	0.2%		56.8%	57.5%	(0.7)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$65,448	$65,284	$164	0.3%	$52,807	$54,077	$(1,270)	(2.3)%
Non-recurring lease termination fee income	(260)	(857)	597	(69.7)%	(258)	(855)	597	(69.8)%
Recurring same-store cash revenue	65,188	64,427	761	1.2%	52,549	53,222	(673)	(1.3)%
Total same-store expenses	27,796	27,875	(79)	(0.3)%	22,801	23,006	(205)	(0.9)%
Recurring NOI - cash	$37,392	$36,552	$840	2.3%	$29,748	$30,216	$(468)	(1.5)%
Recurring net margin - cash	57.4%	56.7%	0.7%		56.6%	56.8%	(0.2)%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(In thousands)

	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$145,772	$143,028	$2,744	1.9%	$145,772	$143,028	$2,744	1.9%
Fund II	54,328	52,881	1,447	2.7%	14,477	14,032	445	3.2%
Unconsolidated joint ventures	—	—	—	—%	840	872	(32)	(3.7)%
Total same-store GAAP revenue	200,100	195,909	4,191	2.1%	161,089	157,932	3,157	2.0%
Expenses
Wholly-owned properties	58,731	58,827	(96)	(0.2)%	58,731	58,827	(96)	(0.2)%
Fund II	19,912	19,975	(63)	(0.3)%	5,211	5,186	25	0.5%
Unconsolidated joint ventures	—	—	—	—%	—	—	—	—%
Total same-store GAAP expenses	78,643	78,802	(159)	(0.2)%	63,942	64,013	(71)	(0.1)%
NOI - GAAP	$121,457	$117,107	$4,350	3.7%	$97,147	$93,919	$3,228	3.4%
Net margin - GAAP	60.7%	59.8%	0.9%		60.3%	59.5%	0.8%

Acquisitions
Revenues
Wholly-owned properties	$101,018	$2,674	$98,344		$101,018	$2,674	$98,344
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		33,526	228	33,298
Total acquisitions GAAP revenue	101,018	2,674	98,344		134,544	2,902	131,642
Expenses
Wholly-owned properties	40,081	783	39,298		40,081	783	39,298
Fund II	297	2	295		109	1	108
Unconsolidated joint ventures	—	—	—		12,925	—	12,925
Total acquisitions GAAP expenses	40,378	785	39,593		53,115	784	52,331
NOI	$60,640	$1,889	$58,751		$81,429	$2,118	$79,311
Net margin	60.0%	70.6%	(10.6)%		60.5%	73.0%	(12.5)%

Office assets sold
Revenues
Wholly-owned properties	$1,894	$2,228	$(334)		$1,894	$2,228	$(334)
Fund II	—	—	—		—	(1)	1
Unconsolidated joint ventures	—	—	—		—	—	—
Total sold properties GAAP revenue	1,894	2,228	(334)		1,894	2,227	(333)
Expenses
Wholly-owned properties	684	659	25		684	659	25
Fund II	(101)	(5)	(96)		(25)	(2)	(23)
Unconsolidated joint ventures	—	—	—		—	—	—
Total sold properties GAAP expenses	583	654	(71)		659	657	2
NOI	$1,311	$1,574	$(263)		$1,235	$1,570	$(335)

Total portfolio
Revenues
Wholly-owned properties	$248,684	$147,930	$100,754		$248,684	$147,930	$100,754
Fund II	54,328	52,881	1,447		14,477	14,031	446
Unconsolidated joint ventures	—	—	—		34,366	1,100	33,266
Total revenues	$303,012	$200,811	$102,201		$297,527	$163,061	$134,466

Expenses
Wholly-owned properties	99,496	60,269	39,227		99,496	60,269	39,227
Fund II	20,108	19,972	136		5,295	5,185	110
Unconsolidated joint ventures	—	—	—		12,925	—	12,925
Total expenses	$119,604	$80,241	$39,363		$117,716	$65,454	$52,262

NOI	$183,408	$120,570	$62,838		$179,811	$97,607	$82,204
Net margin	60.5%	60.0%			60.4%	59.9%

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(In thousands)

	Consolidated				Parkway's Share
	2014	2013	Dollar Change	Percentage Change	2014	2013	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$200,100	$195,909	$4,191	2.1%	$161,089	$157,932	$3,157	2.0%
Non-recurring lease termination fee income	(348)	(1,178)	830	(70.5)%	(342)	(1,070)	728	(68.0)%
Recurring same-store revenue	199,752	194,731	5,021	2.6%	160,747	156,862	3,885	2.5%
Total same-store expenses	78,643	78,802	(159)	(0.2)%	63,942	64,013	(71)	(0.1)%
Recurring NOI - GAAP	$121,109	$115,929	$5,180	4.5%	$96,805	$92,849	$3,956	4.3%
Recurring net margin - GAAP	60.6%	59.5%	1.1%		60.2%	59.2%	1.0%

Same-store assets cash NOI:
Total same-store GAAP revenue	$200,100	$195,909	$4,191	2.1%	$161,089	$157,932	$3,157	2.0%
Amortization of above (below) market leases	1,081	2,275	(1,194)	(52.5)%	342	1,274	(932)	(73.2)%
Straight-line rents	(10,435)	(10,819)	384	(3.5)%	(8,831)	(7,656)	(1,175)	15.3%
Total same-store cash revenue	190,746	187,365	3,381	1.8%	152,600	151,550	1,050	0.7%
Total same-store expenses	78,643	78,802	(159)	(0.2)%	63,942	64,013	(71)	(0.1)%
NOI - cash	$112,103	$108,563	$3,540	3.3%	$88,658	$87,537	$1,121	1.3%
Net margin - cash	58.8%	57.9%	0.9%		58.1%	57.8%	0.3%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$190,746	$187,365	$3,381	1.8%	$152,600	$151,550	$1,050	0.7%
Non-recurring lease termination fee income	(348)	(1,178)	830	(70.5)%	(342)	(1,070)	728	(68.0)%
Recurring same-store cash revenue	190,398	186,187	4,211	2.3%	152,258	150,480	1,778	1.2%
Total same-store expenses	78,643	78,802	(159)	(0.2)%	63,942	64,013	(71)	(0.1)%
Recurring NOI - cash	$111,755	$107,385	$4,370	4.1%	$88,316	$86,467	$1,849	2.1%
Recurring net margin - cash	58.7%	57.7%	1.0%		58.0%	57.5%	0.5%